UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 1, 2010, Icagen, Inc. (the “Company”) issued a press release providing an update on the status of the clinical development program for ICA-105665. As previously reported, the Company recently suspended enrollment in the photosensitivity study of ICA-105665. As expected, the Company has received notification from the FDA that the IND for ICA-105665 will be placed on clinical hold while final data is being reviewed and next steps are being discussed with the FDA.

Also as previously reported, the Company has completed the conduct of the multiple ascending dose study in healthy volunteers at daily doses of 500mg and 600mg for a period of seven days. There have been no serious adverse events noted, pending a final review of laboratory data. Analyses of the complete data set from both studies are ongoing.

The Company is focusing the majority of its resources upon its recently renewed collaboration with Pfizer targeting certain sodium channels, including Nav1.7, for the treatment of pain, and its research program targeting TRPA1 for the treatment of pain and inflammation.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: October 1, 2010	By:	/s/ Richard D. Katz
Richard D. Katz Executive Vice President, Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Icagen Provides Update on ICA-105665 and Current Focus” issued by the Company on October 1, 2010